UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023 (May 4, 2023)

NATIONAL HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (I.R.S. Employer Identification No.)

100 Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.1 par value	NHC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.07.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of National HealthCare Corporation was held on May 4, 2023. As of the record date, there were a total of 15,355,389 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 12,284,423 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present. The following is a summary of the matters voted upon by the Company's shareholders at the Annual Meeting and the related results:

1.         The Re-election of W. Andrew Adams, Ernest G. Burgess, III, and Emil E. Hassan as directors to each hold office for a three (3) year term and until their successors have been duly elected and qualified;

	For	Against	Abstain
W. Andrew Adams	7,667,972	4,607,307	9,144
Ernest G. Burgess, III	8,341,606	3,938,397	4,420
Emil E. Hassan	9,233,067	3,040,108	11,248

2.         To consider an advisory vote on the compensation of our named executive officers.

For	Against	Abstain
11,528,834	688,231	67,358

3.         To consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers.

One Year	Two Years	Three Years	Abstain
6,828,879	712,763	4,727,901	14,880

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 9, 2023

NATIONAL HEALTHCARE CORPORATION

By: /s/Josh A. McCreary
Name: Josh A. McCreary
Title: Senior Vice President, General Counsel, and Secretary